Amendment No. 1
                                     To The
                   EARLY PURCHASE AND PARTICIPATION AGREEMENT
                                     Between
                      Public Service Company of New Mexico
                                       and
                            M-S-R Public Power Agency

Public Service Company of New Mexico (PNM) and M-S-R Public Power Agency (M-S-R), collectively referred to as the Parties, executed the San Juan Unit 4 Early Purchase and Participation Agreement (EPPA) on September 26, 1983, pursuant to which PNM conveyed to M-S-R an undivided 28.8 percent ownership interest in San Juan Unit 4. Pursuant to Section 4.2.2.2 of the EPPA, the Parties were to agree on the selection of a municipal bond underwriter to determine an interest rate to be used in connection with the calculation of the "levelized debt service cost" component of the Demand Charge calculation. The purpose of this Amendment No. 1 is to establish a different source for the needed interest rate other than a municipal bonds underwriter.
Therefore, the Parties agree as follows:

Section 1:

Section 4.2.2.2 of the EPPA is deleted in its entirety and is replaced by the following:

         "4.2.2.2 The annual levelized debt service cost of all Capital Improvements shall be determined on the assumption that M-S-R borrows money to pay such costs and repayment is made on a level debt service basis, without contingency or reserve requirements, over the remaining useful life of the Capital Improvements (or life of the plant, whichever is less) with levelized monthly principal and interest payments. The assumed interest rate shall be that which M-S-R would have paid had tax exempt revenue bonds been issued. Such rate shall be taken from the "Electric Wholesale" category of the Municipal Bond Index as published in the Wall Street Journal on the last Friday of each month (or as may be published on another day if the last Friday is a holiday). If this index is changed or the publication is discontinued such that it no longer serves the purposes herein, then the Parties shall choose a replacement interest rate source."


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Section 2:

Except as otherwise provided in this Amendment No. 1, the provisions of the EPPA shall remain in full force and effect.

IT WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to be executed as of the 16th day of December 1987.

PUBLIC SERVICE COMPANY OF NEW MEXICO



By:      /s/ J. L. Wilkins
       -----------------------------
Its:     Senior Vice President
            Power Supply
       -----------------------------


M-S-R PUBLIC POWER AGENCY



By:      /s/ Kenneth H. McKinney
       -----------------------------
Its:     General Manager
       -----------------------------